Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CEVA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	77-0556376 (I.R.S. Employer Identification No.)

1174 Castro Street, Suite 210, Mountain View, California (Address of Principal Executive Offices)	94040 (Zip Code)

CEVA, INC.

Amended and Restated 2002 Employee Stock Purchase Plan

Amended and Restated 2011 Stock Incentive Plan

(Full Title of the Plan)

Gideon Wertheizer

Chief Executive Officer

CEVA, Inc.

1174 Castro Street, Suite 210,

Mountain View, California, 94040

(Name and Address of Agent for Service)

(650) 417-7900

(Telephone Number, Including Area Code, of Agent for Service)

With a copy to:

Jaclyn Liu, Esq.

Morrison & Foerster LLP

425 Market Street

San Francisco, CA 94105

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Calculation of Registration Fee

Title of Securities to be Registered	Number of Shares to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	800,000(1)	$42.38(2)	$33,904,000(2)	$3,929.47

(1)	This Registration Statement on Form S-8 registers (i) 200,000 shares of the Registrant’s Common Stock (the “Common Stock”) issuable under the Amended and Restated 2002 Employee Stock Purchase Plan (the “Purchase Plan”) and (ii) 600,000 shares of Common Stock issuable under the Amended and Restated 2011 Stock Incentive Plan (the “2011 Plan”). In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933 on the basis of the average of the high and low price per share of the Common Stock on the Nasdaq Global Market on August 9, 2017 of $42.38.

Part I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement is filed for the purpose of registering (i) 200,000 shares of the Common Stock (the “Common Stock”) of CEVA, Inc. (the “Company”) issuable under the Company’s Amended and Restated 2002 Employee Stock Purchase Plan and (ii) 600,000 shares of Common Stock issuable under the Company’s Amended and Restated 2011 Stock Incentive Plan. The Common Stock registered hereunder are the same class as those previously registered on Form S-8 on November 27, 2002 (File No. 333-101553), March 16, 2007 (File No. 333-141355), July 29, 2009 (File No. 333-160866), August 10, 2011 (File No. 333-176207), and August 10, 2015 (File No. 333-206274). The contents of the aforementioned Registration Statements, including any amendments thereto or filings incorporated therein, are incorporated herein by reference.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “SEC”):

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 10, 2017.

(b)	All other reports filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K described in (a) above.

(c)	The Registrant’s Registration Statement on Form 8-A (File No. 000-49842) filed with the SEC on October 18, 2002, in which there is described the terms, rights and provisions applicable to the Common Stock.

All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit No.	Description

4.1	Registrant’s Amended and Restated Certificate of Incorporation. (1)

4.2	Registrant’s Amended and Restated Bylaws. (2)

4.3	Registrant’s Amended and Restated 2011 Stock Incentive Plan. (3)

4.4	Registrant’s Amended and Restated 2002 Employee Stock Purchase Plan. (4)

5.1	Opinion of Morrison & Foerster LLP as to the legality of the securities being registered.

23.1	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, independent registered public accounting firm.

23.2	Consent of Morrison & Foerster LLP (contained in the opinion of counsel filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (set forth on the signature page of this Registration Statement).

(1)	Filed as an exhibit to Registrant’s registration statement on Form 10, as amended, initially filed with the Commission on June 3, 2002 (registration number 000-49842), and incorporated herein by reference.
(2)	Filed as an exhibit to Registrant’s Current Report on Form 8-K, filed with the Commission on December 12, 2016, and incorporated hereby by reference.
(3)	Filed as an appendix to Registrant’s proxy statement for its 2014 annual meeting of stockholders filed with the Securities and Exchange Commission on April 9, 2014, and incorporated herein by reference.
(4)	Filed as an exhibit to Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 10, 2015, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on August 10, 2017.

CEVA, INC.

By:	/s/ Yaniv Arieli
Yaniv Arieli
Chief Financial Officer

POWER OF ATTORNEY AND ADDITIONAL SIGNATURES

Each person whose signature appears below constitutes and appoints Gideon Wertheizer and Yaniv Arieli, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes, may lawfully do or cause to be done by virtue thereof.

Further, pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Gideon Wertheizer Gideon Wertheizer	Chief Executive Officer (Principal Executive Officer) and Director	August 9, 2017

/s/ Yaniv Arieli Yaniv Arieli	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 9, 2017

/s/ Peter McManamon Peter McManamon	Chairman of the Board of Directors	August 9, 2017

Signature	Title	Date

/s/ Eliyahu Ayalon Eliyahu Ayalon	Director	August 9, 2017

/s/ Zvi Limon Zvi Limon	Director	August 9, 2017

/s/ Bruce Mann Bruce Mann	Director	August 9, 2017

/s/ Maria Marced Maria Marced	Director	August 9, 2017

/s/ Sven-Christer Nilsson Sven-Christer Nilsson	Director	August 9, 2017

/s/ Louis Silver Louis Silver	Director	August 9, 2017

Exhibit Index

Exhibit No.	Description

4.1	Registrant’s Amended and Restated Certificate of Incorporation. (1)

4.2	Registrant’s Amended and Restated Bylaws. (2)

4.3	Registrant’s Amended and Restated 2011 Stock Incentive Plan. (3)

4.4	Registrant’s Amended and Restated 2002 Employee Stock Purchase Plan. (4)

5.1	Opinion of Morrison & Foerster LLP as to the legality of the securities being registered.

23.1	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, independent registered public accounting firm.

23.2	Consent of Morrison & Foerster LLP (contained in the opinion of counsel filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (set forth on the signature page of this Registration Statement).

(1)	Filed as an exhibit to Registrant’s registration statement on Form 10, as amended, initially filed with the Commission on June 3, 2002 (registration number 000-49842), and incorporated herein by reference.
(2)	Filed as an exhibit to Registrant’s Current Report on Form 8-K, filed with the Commission on December 12, 2016, and incorporated hereby by reference.
(3)	Filed as an appendix to Registrant’s proxy statement for its 2014 annual meeting of stockholders filed with the Securities and Exchange Commission on April 9, 2014, and incorporated herein by reference.
(4)	Filed as an exhibit to Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 10, 2015, and incorporated herein by reference.

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